UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2010

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 26, 2010, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release providing an update regarding a lawsuit that Sanofi-Aventis U.S. LLC (“Sanofi-Aventis”) filed in the United States District Court for the District of Columbia (the “Court”) against the U.S. Food and Drug Administration (the “FDA”), Margaret A. Hamburg, Commissioner of Food and Drugs, and Kathleen Sebelius, Secretary of Health and Human Services.  The lawsuit sought, among other things, a preliminary injunction directing the FDA to suspend and withdraw its July 23, 2010 approval of the Abbreviated New Drug Application filed by the Company’s collaboration partner, Sandoz Inc., a division of Novartis, for enoxaparin sodium injection, a generic version of Lovenox®. On August 25, 2010, the Court denied Sanofi-Aventis’ request for a preliminary injunction.  The decision is subject to appeal.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 99.1.                   Press Release issued by Momenta Pharmaceuticals, Inc. on August 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: August 26, 2010
	By:	/s/ RICHARD P. SHEA
Richard P. Shea
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Momenta Pharmaceuticals, Inc. on August 26, 2010.